Third Quarter 2012 Earnings Conference Call Supplemental Information October 23, 2012 FIRSTMERIT Corporation

Forward-Looking Statements Disclosure This presentation contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, success of the Corporation’s efforts to reduce operating expenses, the Corporation’s ability to successfully complete the proposed acquisition of Citizen’s Republic Bancorp, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Corporation's periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. 2

3  54th consecutive quarter of profitability  Net income of $35.0 million/$0.32 per diluted share • Return on average assets of 0.94% • Return on average equity of 8.60%  Dividend of $0.16 per share  Solid asset quality results • NCO ratio at 0.72% • NPA ratio at 0.75%  Average commercial* loan growth of $169.4 million, or 3.21%, compared with 2Q12  Average core deposit growth of $126.8 million, or 1.28%, compared with 2Q12  Robust tangible common equity ratio of 8.18% at 9/30/12 3Q 2012 Highlights (*) Excluding covered loans

4 Income Statement Highlights Financial Highlights (dollars in thousands except per share data) 2012 3rd Qtr 2012 2nd Qtr 2011 3rd Qtr Net interest income FTE (a) $120,741 $121,689 $121,788 Provision for non covered loan losses 9,965 8,766 14,604 Provision for covered loan losses 6,214 3,430 4,768 Other income 54,925 55,301 60,772 Other expenses 108,587 119,077 115,957 FTE adjustment (a) 2,851 2,766 2,396 Net income 34,953 30,585 31,737 Diluted EPS 0.32 0.28 0.29 Prior Quarter Comparison  3Q12 Net income increased $4.4 million, or 14.28%, compared with 2Q12 Prior-Year Quarter Comparison  3Q12 net income increased $3.2 million, or 10.13%, compared with 3Q11 (a) Net interest income on a fully tax-equivalent ("FTE") basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

Fee Income 5 Prior Quarter Comparison  3Q12 Noninterest income, net of securities transactions, decreased $0.4 million, or 0.70%, compared with 2Q12 Prior-Year Quarter Comparison  3Q12 Noninterest income, net of securities transactions, decreased $1.6 million, or 3.54%, compared with 3Q11 Noninterest Income (dollars in thousands) 2012 3rd Qtr 2012 2nd Qtr 2011 3rd Qtr Trust department income $6,124 $5,730 $5,607 Service charges on deposits 14,603 14,478 17,838 Credit card fees 11,006 11,216 13,640 ATM and other service fees 3,680 3,890 3,801 Bank owned life insurance income 3,094 2,923 3,182 Investment services and insurance 2,208 2,388 1,965 Investment securities gains, net 553 548 4,402 Loan sales and servicing income 7,255 5,139 3,426 Other operating income 6,402 8,989 6,911 Total other income 54,925 55,301 60,772

Noninterest Expense 6 Noninterest Expense (dollars in thousands) 2012 3rd Qtr 2012 2nd Qtr 2011 3rd Qtr Salaries, wages, pension, and employee benefits $58,061 $61,598 $61,232 Net occupancy expense 8,077 7,971 8,464 Equipment expense 7,143 7,598 7,073 Taxes, other than federal income taxes 2,051 2,020 1,507 Stationary, supplies and postage 2,210 2,285 2,517 Bankcard, loan processing and other costs 8,424 8,858 8,449 Advertising 2,472 2,280 2,391 Professional services 4,702 9,307 5,732 Telephone 1,316 1,379 1,570 Amortization of intangibles 456 483 543 FDIC expense 1,832 3,463 3,240 Other operating expenses 11,843 11,835 13,239 Total noninterest expense 108,587 119,077 115,957 Prior Quarter Comparison  Total noninterest expense for 3Q12 decreased $1.6 million, or 1.31%, compared with 2Q12, net of one-time costs of $8.9 million related to the implementation of the efficiency initiative Prior-Year Quarter Comparison  Total noninterest expense for 3Q12, decreased 7.4 million, or 6.36%, compared with 3Q11

Net Interest Margin 7 (% )

Asset Yields / Liability Costs* 8 (dollars in thousands) September 30, 2012 June 30, 2012 September 30, 2011 Total investment securities and federal funds sold 3,693,624 2.90% 3,697,924 3.05% 3,676,094 2.94% Non-Covered loans 8,185,507 4.08% 7,941,149 4.22% 7,483,332 4.37% Covered loans 1,216,711 6.26% 1,325,184 6.00% 1,694,155 6.09% Total loans 9,402,218 4.36% 9,266,333 4.48% 9,177,487 4.69% Total earning assets 13,119,473 3.95% 12,986,988 4.07% 12,878,105 4.19% Demand – non interest bearing 3,236,703 -- 3,144,183 -- 2,988,521 -- Demand – interest bearing 1,080,841 0.09% 1,060,771 0.09% 913,252 0.09% Savings and money market accounts 5,746,210 0.36% 5,732,007 0.35% 5,446,351 0.50% Certificates and other time deposits 1,528,177 0.71% 1,618,322 0.79% 2,099,558 0.83% Total deposits 11,591,931 0.28% 11,555,283 0.29% 11,447,682 0.40% Borrowings 1,210,423 0.47% 1,098,339 0.51% 1,289,711 0.81% Total interest bearing liabilities 9,565,651 0.40% 9,509,439 0.42% 9,748,872 0.58% (*) FTE average quarterly balances and yields/costs

Deposits* Average Core Deposits* $ in millions Average Total Deposits 9,348 9,574 9,778 9,937 10,064 3Q11 4Q11 1Q12 2Q12 3Q12 9 (*) Core deposits include all deposits less certificates of deposit, average total deposit composition as of 9/30/12

10 Average Commercial Loans $ in millions Commercial Loan Composition Commercial Loan Portfolio* (*) Excluding covered loans, commercial loan composition at 9/30/12

Credit Results – Excluding Covered Loans 11

Capital Position 12 (dollars in thousands) September 30, 2012 June 30, 2012 September 30, 2011 Consolidated Total Equity $ 1,624,704 11.11% $ 1,600,815 10.95% $ 1,570,654 10.69% Common Equity 1,624,704 11.11% 1,600,815 10.95% 1,570,654 10.69% Tangible common equity (a) 1,157,843 8.18% 1,133,497 8.01% 1,101,828 7.75% Tier 1 capital (b) 1,170,095 11.37% 1,150,259 11.40% 1,104,869 11.02% Total risk-based capital (c) 1,298,944 12.63% 1,276,748 12.65% 1,230,519 12.27% Leverage (d) 1,170,095 8.25% 1,150,259 8.22% 1,104,869 7.86% (a) Common equity less all intangibles; computed as a ratio to total assets less intangible assets. (b) Shareholders’ equity less goodwill; computed as a ratio to risk adjusted assets, as defined in the 1992 risk based capital guidelines. (c) Tier 1 capital plus qualifying loan less allowance, computed as a ratio to risk adjusted assets as defined in the 1992 risk based capital guidelines. (d) Tier 1 capital computed as a ratio to the latest quarter’s average assets less goodwill.

Third Quarter 2012 Earnings Conference Call Supplemental Information October 23, 2012 FIRSTMERIT Corporation